Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215913 on Form S-8 and Registration Statement No. 333-261228 on Form S-3 of Ramaco Resources, Inc. of our report dated March 14, 2023 relating to the consolidated financial statements and the effectiveness of Ramaco Resources, Inc.'s internal control over financial reporting, appearing in this Form 10-K.

/s/ MCM CPAs & Advisors LLP

Louisville, Kentucky

March 14, 2023